Exhibit 10.1

BARRY L. WHELAN, P. GEO., F.G.A.C.

Suite 2300, 1066 West Hastings Street, Vancouver, B.C. V6E 3X2

Phone: (604) 558-4500:Fax: 604-680-8041

e-mail: blwhelan@telus.net

THIS AGREEMENT made the 2nd day of October, 2013, between

Mr. Barry Whelan, P. Geo., (“Whelan”) is an individual with an office at

Oceanic Plaza

Suite 2300

1066 West Hastings St.

Vancouver, BC. V6E 3X2

And

Bison Petroleum Corp. (“Bison”)

2825 East Cottonwood Park

Suite 503

Salt Lake City

UT 84121

WHEREAS:

Barry L. Whelan (“Whelan”) is a Professional Geoscientist registered in the Province of British Columbia providing services to the natural resource industry, and Bison (the “Company”) is in the business of developing natural resources and is desirous of retaining the services of Whelan in his capacity as a geologist:

NOW THEREFORE:

Whelan offers to provide services to Company including but not limited to geological consulting, management of field operations, representation on technical and management committees, and preparation of qualifying reports.

Company will remunerate Whelan at the rate of $2500 per month for the time spent in their service.  Whelan will provide services for up to 5 days per month.  Statements will be prepared and submitted on a monthly basis if requested.  Out of pocket expenses will be reimbursed upon submission of a monthly expense statement.

IN WITNESS WHEREOF the parties have hereunder executed this agreement the day and year first written above.

/s/ Barry L. Whelan

_____________________

Barry L. Whelan, P.Geo

/s/ Antonio Martinez-Guzman

_____________________

Bison Petroleum Corp.

Antonio Martinez – Guzman, CEO, President.

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